UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2023

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each warrant exercisable for 1/10th of one share of Class A common stock at an exercise price of $115.00 per whole share of Class A common stock	UP WS	OTCPK*

*	On July 7, 2023, the New York Stock Exchange filed a Form 25 with the U.S. Securities and Exchange Commission to delist the redeemable publicly-traded warrants.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by Wheels Up Experience Inc. (the “Company”) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 14, 2023, the Company entered into a Secured Promissory Note (the “Note”), dated August 8, 2023, with Delta Air Lines, Inc., as payee (“Delta”), pursuant to which Delta committed to fund a principal amount of up to $15.0 million. The Note was subsequently amended by the Company and Delta pursuant to the First Amendment to Secured Promissory Note, dated as of August 15, 2023 (the “Note First Amendment”), and the Second Amendment to Secured Promissory Note, dated as of August 21, 2023 (the “Note Second Amendment” and together with the First Amendment, the “Amendments”). Pursuant to the Note First Amendment, the Company and Delta agreed to increase the aggregate principal amount of the Note by an additional $10.0 million to $25.0 million, of which the additional $10.0 million was received by the Company on August 16, 2023. Pursuant to the Note Second Amendment, the Company and Delta agreed to further increase the aggregate principal amount of the Note, as amended to the date thereof, by up to an additional $20.0 million, which brought the total principal amount under the Note and Amendments up to $45.0 million. The Amendments do not contain any additional material covenants or terms or amend any material covenants or terms set forth in the original Note.

In addition, on August 18, 2023, Wheels Up Partners LLC, an indirect subsidiary of the Company (“WUP”), and the lenders under that certain Loan Agreement, dated as of October 14, 2022, by and among Wheels Up Class A-1 Loan Trust 2022-1, a Delaware statutory trust, each lender from time to time made party thereto, and Wilmington Trust, National Association, as facility agent and as security trustee for the lenders, which relates to WUP’s outstanding Series A-1 equipment notes, determined to further extend the grace period for the payment of outstanding principal and interest currently due under such equipment notes to August 23, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: August 21, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Interim Chief Executive Officer and Chief Financial Officer